DowDuPont Inc.	EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of DowDuPont Inc.

Organized Under Laws Of
Dow Subsidiaries
The Dow Chemical Company	Delaware
3294027 Nova Scotia Company	Canada
Agrigenetics, Inc.	Delaware
Alforex Seeds LLC	Delaware
Amerchol Corporation	Delaware
Chemars III LLC	Delaware
Chemtech Portfolio Inc.	Texas
Coodetec Desenvolvimento, Producao e Comercializacao Agricola Ltda.	Brazil
CUPOSIT Electronic Materials Zhangjiagang Co., Ltd.	China
Dairyland Seed Co., Inc.	Wisconsin
DCOMCO, Inc.	Delaware
Dorinco Reinsurance Company	Michigan
Dorintal Reinsurance Limited	Vermont
Dow AgroSciences (China) Company Limited	China
Dow AgroSciences (Malaysia) Sdn Bhd	Malaysia
Dow AgroSciences (Thailand) Limited	Thailand
Dow AgroSciences A.S.	Turkey
Dow AgroSciences Argentina S.R.L.	Argentina
Dow AgroSciences Australia Limited	Australia
Dow AgroSciences B.V.	Netherlands
Dow AgroSciences Bolivia S.A.	Bolivia
Dow AgroSciences Canada Inc.	Canada
Dow AgroSciences Chile S.A.	Chile
Dow AgroSciences Danmark A/S	Denmark
Dow AgroSciences de Colombia S.A.	Colombia
Dow AgroSciences de Mexico S.A. de C.V.	Mexico
Dow AgroSciences Distribution S.A.S.	France
Dow AgroSciences India Pvt. Ltd.	India
Dow AgroSciences Industrial Ltda.	Brazil
Dow AgroSciences Italia s.r.l.	Italy
Dow AgroSciences Japan Limited	Japan
Dow AgroSciences Limited	United Kingdom
Dow AgroSciences LLC	Delaware
Dow AgroSciences Pacific Limited	Hong Kong
Dow AgroSciences Paraguay S.A.	Paraguay
Dow AgroSciences Polska Sp. z o.o.	Poland
Dow AgroSciences S.A.S.	France
Dow AgroSciences s.r.o.	Czech Republic
Dow AgroSciences Southern Africa (Proprietary) Limited	South Africa
Dow AgroSciences Switzerland S.A.	Switzerland
Dow Benelux B.V.	Netherlands
Dow Brasil Industria e Comercio de Produtos Quimicos Ltda.	Brazil
Dow Brasil Sudeste Industrial Ltda.	Brazil
Dow Chemical (Australia) Pty Ltd	Australia
Dow Chemical (China) Investment Company Limited	China
Dow Chemical (Shanghai) Company Limited	China
Dow Chemical (Sichuan) Co., Ltd.	China

Dow Chemical (Zhangjiagang) Company Limited	China
Dow Chemical Canada ULC	Canada
Dow Chemical Company Limited	United Kingdom
Dow Chemical Iberica S.L.	Spain
Dow Chemical International Private Limited	India
Dow Chemical Japan Limited	Japan
Dow Chemical Korea Limited	Korea
Dow Chemical OLED Ltd.	Korea
Dow Chemical OOO	Russia
Dow Chemical Pacific (Singapore) Private Limited	Singapore
Dow Chemical Pacific Limited	Hong Kong
Dow Chemical Thailand Ltd.	Thailand
Dow Corning (China) Holding Company Ltd.	China
Dow Corning (Shanghai) Co., Ltd.	China
Dow Corning (Thailand) Limited	Thailand
Dow Corning (Zhangjiagang) Co., Ltd.	China
Dow Corning (Zhangjiagang) Holding Company Limited	China
Dow Corning (Zhangjiagang) Silicone Co. Ltd.	China
Dow Corning Alabama, Inc.	Delaware
Dow Corning Canada Inc.	Canada
Dow Corning Corporation	Michigan
Dow Corning de Mexico S.A. de C.V.	Mexico
Dow Corning do Brasil, Limitada	Brazil
Dow Corning Enterprises, LLC	Delaware
Dow Corning France S.A.S.	France
Dow Corning India Private Limited	India
Dow Corning Korea, Ltd.	Korea
Dow Corning Limited	United Kingdom
Dow Corning S.r.l.	Italy
Dow Corning Singapore Pte. Ltd.	Singapore
Dow Corning Taiwan Inc.	Taiwan
Dow Corning Toray Company, Ltd.	Japan
Dow Deutschland Anlagengesellschaft mbH	Germany
Dow Deutschland Inc.	Delaware
Dow Europe GmbH	Switzerland
Dow Europe Holding B.V.	Netherlands
Dow Financial Services Inc.	Delaware
Dow France S.A.S.	France
Dow Global Technologies LLC	Delaware
Dow Hydrocarbons and Resources LLC	Delaware
Dow Internacional Mexicana S.A. de C.V.	Mexico
Dow International Finance S.a r.l.	Luxembourg
Dow International Holdings S.A.	Switzerland
Dow Investment Argentina S.R.L.	Argentina
Dow Italia Divisione Commerciale s.r.l.	Italy
Dow Italia s.r.l.	Italy
Dow Izolan OOO	Russia
Dow Kakoh Kabushiki Kaisha	Japan
Dow Olefinverbund GmbH	Germany
Dow Portugal Produtos Quimicos, Unipessoal, Lda.	Portugal
Dow Produktions und Vertriebs GmbH & Co. OHG	Germany
Dow Quimica Argentina S.R.L.	Argentina
Dow Quimica de Colombia S.A.	Colombia
Dow Quimica Mexicana S.A. de C.V.	Mexico

Dow Roofing Systems LLC	Delaware
Dow Saudi Arabia Holding B.V.	Netherlands
Dow Saudi Arabia Product Marketing B.V.	Netherlands
Dow Silicones Belgium SPRL	Belgium
Dow Silicones Deutschland GmbH	Germany
Dow Southern Africa (Pty) Ltd	South Africa
Dow Specialties Limited	Saudi Arabia
Dow Stade Produktions GmbH & Co. OHG	Germany
Dow Suomi OY	Finland
Dow Sverige AB	Sweden
Dow Switzerland Holding GmbH	Switzerland
Dow Thames Limited	United Kingdom
Dow Turkiye Kimya Sanayi ve Ticaret Limited Sirketi	Turkey
Essex Specialty Products LLC	New Jersey
FilmTec Corporation	Delaware
Flexible Products Company	Georgia
Fort Saskatchewan Ethylene Storage Limited Partnership	Canada
Multibase S.A.	France
Multibase, Inc.	Delaware
Mycogen Corporation	California
Mycogen Seeds-Puerto Rico Corporation	Delaware
Nitta Haas Incorporated	Japan
Nitta Haas Trading Company	Japan
OMEX Overseas Holdings Inc.	Virgin Islands
Palmyra do Brasil Indústria e Comércio de Silício Metálico e Recursos Naturais Ltda.	Brazil
Palmyra Recursos Naturais Exploracao e Comercio	Brazil
PBBPolisur S.R.L.	Argentina
Petroquimica-Dow S.A. (Petrodow)	Chile
Pfister Seeds LLC	Delaware
Phytogen Seed Company, LLC	Delaware
Prairie Brand Seeds LLC	Delaware
PT Dow AgroSciences Indonesia	Indonesia
PT Dow Indonesia	Indonesia
ROH Delaware, LP	Delaware
ROH Venture GmbH	Germany
Rohm and Haas Australia Pty. Ltd.	Australia
Rohm and Haas Canada Investments ULC	Canada
Rohm and Haas Canada LP	Canada
Rohm and Haas Chemical (Thailand) Limited	Thailand
Rohm and Haas Chemicals LLC	Delaware
Rohm and Haas Company	Delaware
Rohm and Haas Denmark Finance A/S	Denmark
Rohm and Haas Electronic Materials (Dongguan) Co., Ltd.	China
Rohm and Haas Electronic Materials (Shanghai) Co., Ltd.	China
Rohm and Haas Electronic Materials Asia Limited	Hong Kong
Rohm and Haas Electronic Materials Asia-Pacific Co., Ltd.	Taiwan
Rohm and Haas Electronic Materials CMP Asia Inc.	Delaware
Rohm and Haas Electronic Materials CMP Inc.	Delaware
Rohm and Haas Electronic Materials CMP Korea Ltd.	Korea
Rohm and Haas Electronic Materials CMP Sdn. Bhd.	Malaysia
Rohm and Haas Electronic Materials K.K.	Japan
Rohm and Haas Electronic Materials Korea Ltd.	Korea
Rohm and Haas Electronic Materials LLC	Delaware
Rohm and Haas Electronic Materials Singapore Pte. Ltd.	Singapore

Rohm and Haas Electronic Materials Taiwan Ltd.	Taiwan
Rohm and Haas International Trading (Shanghai) Co. Ltd.	China
Rohm and Haas Italia S.r.l.	Italy
Rohm and Haas Mexico, S. de R.L. de C.V.	Mexico
Rohm and Haas Quimica Ltda.	Brazil
Rohm and Haas Shanghai Chemical Industry Co., Ltd.	China
Rohm and Haas Singapore (Pte.) Ltd.	Singapore
Rohm and Haas Taiwan, Inc.	Taiwan
Rohm and Haas Texas Incorporated	Texas
Rohm and Haas Wood Treatment LLC	Delaware
Specialty Electronic Materials UK Limited	United Kingdom
Union Carbide Corporation	New York
Univation (Zhangjiagang) Chemical Company Limited	China
Univation Technologies, LLC	Delaware
Valley Asset Leasing, LLC	Delaware
Zhejiang OMEX Environmental Engineering Co., Ltd.	China
Zhejiang Pacific Chemical Corporation	China
DuPont Subsidiaries	Organized Under Laws Of
E.I. du Pont de Nemours and Company	Delaware
Belco Technologies Corporation	Delaware
DPC (Luxembourg) SARL	Luxembourg
DPNL BV	The Netherlands
Du Pont (Australia) PTY LTD.	Australia
Du Pont Agricultural Chemicals Ltd., Shanghai	China
Du Pont China Limited (US)	Delaware
Du Pont de Nemours (Belgium) BVBA	Belgium
Du Pont de Nemours Italiana S.r.l.	Italy
Du Pont Feedstocks Company	Delaware
DuPont (China) Research & Development and Management Co., Ltd.	China
DuPont (Korea) Inc.	Korea
DuPont (Thailand) Limited	Thailand
DuPont (U.K.) Industrial Limited	United Kingdom
DuPont (U.K.) Limited	United Kingdom
DuPont (U.K.) Ltd.	United Kingdom
DuPont Acquisition (Luxembourg) S.a.r.l.	Luxembourg
DuPont Acquisition, LLC	Delaware
DuPont Apollo (Shenzhen) Limited	China
DuPont Argentina S.R.L.	Argentina
DuPont Asturias, S.L.	Spain
DuPont Belgium North America Finance Company	Belgium
DuPont BVco BV	The Netherlands
DuPont Capital Management Corporation	Delaware
DuPont Chemical and Energy Operations, Inc.	Delaware
DuPont China Holding Company Ltd.	China
DuPont China Limited	Hong Kong
DuPont Company (Singapore) Pte Ltd.	Singapore
DuPont Contern (Luxembourg) SARL	Luxembourg
DuPont Coordination Center N.V.	Belgium
DuPont DACI Beteiligungs-GmbH	Austria
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (France) S.A.S.	France
DuPont de Nemours (Luxembourg) S.a.r.l.	Luxembourg
DuPont de Nemours (Luxembourg) SARL	Luxembourg

DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours Groupe SAS	France
DuPont de Nemours Holding Sarl (LLC)	Switzerland
DuPont de Nemours International S.a.r.l.	Switzerland
DuPont de Nemours International Sarl	Switzerland
DuPont Denmark Holding ApS	Denmark
DuPont Deutschland Holding GmbH & Co. KG	Germany
DuPont do Brasil S.A.	Brazil
DuPont Eastern Europe BV	The Netherlands
DuPont Electronic Polymers LP	Delaware
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Energy Company, LLC	Delaware
DuPont Global Operations, Inc.	Delaware
DuPont Iberica, S.L.	Spain
DuPont International (Luxembourg) SCA	Luxembourg
DuPont International B.V.	The Netherlands
DuPont International Operations S.a r.l.	Switzerland
DuPont Kabushiki Kaisha	Japan
DuPont KGA B.V.	The Netherlands
DuPont Mexico S.A. de C.V.	Mexico
DuPont Nutrition Biosciences ApS	Denmark
DuPont Nutrition USA, Inc.	Delaware
DuPont Operations Worldwide, Inc.	Delaware
DuPont Operations, Inc.	Delaware
DuPont Products (Luxembourg) SARL	Luxembourg
DuPont Science (Luxembourg) S.a r.l.	Luxembourg
DuPont Solutions (Luxembourg) SARL	Luxembourg
DuPont Specialty Products Kabushiki Kaisha	Japan
DuPont Taiwan Limited	Taiwan
DuPont Technology (Luxembourg) S.a.r.l.	Luxembourg
DuPont Teijin Films China LTD.	Hong Kong
DuPont Trading (Shanghai) Co., Ltd.	China
DuPont Xingda Filaments Company Limited	China
E.I. DuPont Canada Company	Canada
E.I. DuPont Canada- Thetford Inc.	Canada
E.I. DuPont India Private Limited	India
EKC Technology, Inc.	California
FCC Acquisition Corporation	California
FMC Biopolymer AS	Norway
FMC Manufacturing Limited	Ireland
Hickory Holdings, Inc.	Delaware
Howson Algraphy BV	The Netherlands
MECS Inc.	Delaware
Pioneer Hi-Bred International, Inc.	Iowa
Shenzhen DuPont Performance Materials Investment Co., Ltd.	China
Solae L.L.C.	Delaware
SP EMEA Holding 7 B.V.	The Netherlands
SP Luxembourg, LLC	Delaware
Spruance Genco, LLC	Delaware
Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.